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                                    EXHIBIT 10.9

                                TBOH Head Office Lease

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                                     OFFICE LEASE


                                      ARTICLE I

                        IDENTIFICATION OF PARTIES AND PROPERTY

     1.1. PARTIES. This lease ("Lease") is entered into between TDE INCORPORATED, a California corporation, as landlord (called "Landlord" in this Lease), and THE BANK OF HEMET, a California corporation as tenant (called "Tenant" in this Lease), and the parties agree to the terms specified below.

     1.2. PROPERTY. The property which is the subject of this lease (called "the Property" in this Lease) is located in the County of Riverside, State of California, and is commonly known as Units 111 through 120 of The Bank of Hemet Professional Building, 1600 E. Florida Avenue, Hemet, California 92344. The Property is approximately 7,210 square foot bank office together with remote drive-through teller islands located generally northwest of The Property, the roof over the islands and structural supports and all machinery and equipment either above or underground which operates or is part of the remote teller locations, all of which are outlined in red on Exhibit A, attached to and made a part of this Lease by this reference together with all easements appurtenant thereto. The Property is part of The Bank of Hemet Professional Building (called "The Building" in this Lease).

     1.3. USE OF ADDITIONAL AREAS. Landlord gives to Tenant and its authorized representatives and invitees the non-exclusive right to use The Building common areas, with others who are

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entitled to use the common areas, subject to Landlord's rights set forth in this
Lease.

     Landlord further gives to Tenant and its authorized representatives and invitees the full and unimpaired access to The Property, including access through the Florida Avenue entrance and the Girard Street entrance, at all times except as provided in Article VII of this Lease.

     The term "common areas" means all areas, space, equipment, and special services provided to the Landlord by The 1600 Professional Building Owners Association, a non-profit corporation (called "the owners association" in this Lease) pursuant to Declaration of Restrictions, amended as of August 14, 1978 and recorded August 15, 1978 as Instrument No. 171582 in Official Records of Riverside County, California (called "the declaration" in this Lease) for parking and ingress and egress, and/or for the common and joint use and benefit of the occupants, tenants and their respective authorized representatives and invitees, of The Building as the owners association may in the future designate, and may change, except as limited by the terms of the Lease or the declaration, at any time during the terms hereof, including, without limitation, parking area, access roads, driveways, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps, and sidewalks, comfort and first aid stations, washrooms and parcel pick up stations.

     The Property was originally owned by Tenant and has been sold by Tenant to Landlord and that Tenant is aware of all

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provisions of the condominium plan including, without limitation, all provisions of the declaration, the recorded condominium plan, the owners association documentation, etc.

                                      ARTICLE II

                                    TERM OF LEASE

     2.1. TERM OF LEASE. Landlord leases The Property to Tenant for a term of fifteen (15) years, beginning on 12:01 A.M. March 17, 1988, and ending on 12:01 A.M. March 17, 2003.

                                     ARTICLE III

                                         RENT

     3.1. RENT. During the term of this Lease, Tenant agrees to pay Landlord a minimum monthly rent of $7,210.00 (7,210 square feet x. $1.00 per sq. ft. - $7,210.00), called "the Rent" in this Lease), subject to adjustment as specified below, for the use and occupancy of the Property.

     3.2.   ADJUSTMENT FOR COST OF LIVING INCREASE.

            3.2.1. SCHEDULED ADJUSTMENTS. The rent provided for in paragraph
3.1 shall be subject to adjustment at the commencement of the second year of the term and each year thereafter ("the adjustment date") as follows:

            The basis for computing the adjustment is the revised Consumer Price Index for All Urban Consumers for Los Angeles - Long Beach - Anaheim, California for All Items (1967 = 100), published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the date of the commencement of the term ("Beginning Index"). The Index most immediately preceding the adjustment date in question ("Extension

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Index") is to be used in determining the amount of the adjustment. If the
Extension Index has increased over the Beginning Index, the rent for the following year (until the next rent adjustment) shall be set by multiplying the rent set forth in paragraph 3.1 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no event shall the rent be less than the rent set forth in paragraph 3.1. On adjustment of the rent as provided in this Lease, the parties shall immediately execute an amendment to this Lease, stating the new rent.

            In the event the Index is either unavailable, is no longer published, or is calculated on a significantly different basis following the date of this Lease, the most comprehensive official index published which most closely approximates the rate of inflation shall be substituted in place of the Index.

     3.3. ADJUSTMENT FOR COMMON AREA COSTS. Tenant shall pay to Landlord, in addition to the rental heretofore specified, as further and additional rent, The Property's proportionate share of the common area operating costs as billed to the Landlord by the owners association. Operating costs mean the real property taxes and assessments and other taxes and assessments, including but not limited to liens or bonds, of any nature levied and assessed against the common areas, or assessed against the owners association as a result of the common areas; all sums expended by the owners association for the maintenance, repair, replacements, and operation of the common areas; and an allowance to the owners association for the owners association supervision, maintenance



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and operation of the common areas. Costs for maintenance and operation of the common areas shall include, without limitation, cost of resurfacing, repainting and restriping, cleaning, sweeping, and other janitorial services, policing, purchase, construction, and maintenance of refuse receptacles, painting and relandscaping, directional signs and other markers, car stops, lighting and other utilities, reasonable depreciation allowance on improvements, machinery, and equipment used in connection with the common areas, premiums on public liability and property damage insurance, fire and earthquake insurance, if any, and other costs necessary in the owners association's judgment for the maintenance and operation of the common areas.

     Landlord will designate its agent for the sole purpose of obtaining information and other data from the owners association on all matters relating to the common areas, including operating costs of the common areas and asserting all rights which Landlord may have under the declaration to object to or modify the expense of the operating costs.

     3.4. MANNER OF PAYMENT. The Rent is due and payable in advance in monthly installments commencing on the date the term of this Lease begins. In the event that any installment of the Rent is not paid within ten (10) days of a due date, a late penalty shall be added to such installment in the amount of five percent (5%) of such installment. In the event the Lease term shall commence on a date other than the first day of the month, the Rent shall be prorated to the end of such month in order that


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the Rent thereafter becomes due on the first day of each month of the term of the Lease. The Rent and all other amounts due under this Lease shall be paid, without prior notice or demand, to Landlord at the address specified for notices to Landlord in this Lease, or at such other address as Landlord may from time to time specify by written notice to Tenant.

     3.5. PERSONAL PROPERTY TAXES. Tenant agrees to pay all taxes, assessments, or other charges imposed by any government entity on personal property placed on The Property by Tenant, whether or not the personal property may, or will be, removed at the termination of this Lease.

     3.6. REAL PROPERTY TAXES. Tenant agrees to pay to Landlord, prior to delinquency, all "taxes applicable to the Property," which shall include taxes, assessments, bonds and other charges imposed by any government entity on The Property, any special assessments imposed on The Property for the construction or improvement of public works for the benefit of The Property, and any tax, fee, or excise levied, assessed, and/or based on rent, on the square footage of The Property, on the act of entering into this Lease, or on Tenant's occupancy, or any other tax, fee, or excise, however described, in substitution or in addition to taxes applicable to The Property, including, without limitation, a so-called value added tax; provided, however, that Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord or transfer taxes of Landlord.


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     With respect to any assessments which may be levied against or on The
Property and which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, there shall be included within the definition of "taxes applicable to The Property," with respect to any tax fiscal year, only the current annual installment for such tax fiscal year.

     In the event The Property is not separately assessed, then the taxes, assessments and other charges shall be apportioned upon the ratio of total number of square feet in The Property to the total number of square feet in all offices in The Building.

     Within a reasonable time after the date Landlord receives each tax bill covering The Property, Landlord shall notify Tenant in writing of the following:
(1) the total taxes applicable to The Property for the tax fiscal year in question; and (2) the basis for calculating the taxes applicable to The Property.

     Tenant's liability to pay taxes applicable to The Property shall be prorated on the basis of a 365-day year to account for any fractional portion of a tax fiscal year included in the term at its commencement and expiration. After expiration or termination of the term, Tenant shall pay to Landlord, immediately on demand, the amount remaining unpaid toward Tenant's obligation to pay taxes applicable to The Property for the partial tax fiscal year included in the term at its end, or Landlord shall pay to Tenant any excess amounts Tenant shall have paid to Landlord for such last tax fiscal year included in the term at its end, provided Tenant is not in default.

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     3.7.   UTILITIES AND SERVICES. Tenant agrees to pay all charges whatsoever for the furnishing of utilities, including, but not necessarily limited to, gas, electricity, water, and telephone service to The Property and for removal of garbage from The Property.

                                      ARTICLE IV

                             PREPARATION AND MAINTENANCE

     4.1. CONDITION OF PROPERTY. Tenant accepts The Property, including the appurtenant facilities and improvements, in their present condition. Tenant has inspected The Property and stipulates that The Property and appurtenant facilities and improvements are in good, clean, safe, and tenantable condition as of the date of signing this Lease.

     4.2. TRADE FIXTURES. Tenant may, at Tenant's expense, install trade fixtures on The Property for use in Tenant's business to be conducted on The Property. All trade fixtures, goods, effects, personal property, machinery, and equipment owned by Tenant, or installed at Tenant's expense, on The Property shall remain the personal property of Tenant and may be removed by Tenant at any time, and from time to time, during the term of this Lease; provided, that Tenant shall, in removing any such property, repair all damage to The Property caused by such removal and shall restore The Property to its original condition at the commencement of the term, reasonable wear and tear excepted.

     4.3. ALTERATIONS TO PROPERTY. Tenant shall not make any alterations or additions on the demised premises nor make any


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contract therefore without first procuring Landlord's written consent, except for nonstructural interior alterations and/or improvements made by Tenant to or upon the demised premises.

     All work with respect to alterations, additions, and changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the improvements on the demised premises shall at all times be a complete unit except during the period of work.

     Any changes, alterations, and improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto, and with the requirements of all carriers of insurance on the demised premises and the Board of Underwriters, Fire Rating Bureau, or similar organization. In performing the work of any such alterations, additions or changes, Tenant shall have the work performed in such a manner so as not to obstruct the access to The Building of any other tenant in The Building.

     Before commencing any such work or construction in or about the demised premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall have the right at any time and from time to time to post and maintain on the demised premises such notices as Landlord deems necessary to protect the demised premises and Landlord from the liens of mechanics, laborers, materialmen, suppliers or vendors.

     4.4. SIGNS. Tenant may not install, or permit any other person to install, any sign, awning, canopy, marquee, or other advertising on any exterior wall, door, or window of The Property


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or The Building without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. The parties acknowledge that Tenant from time to time may engage in promotional advertising which includes the use of signs or other advertising affixed to the interior side of exterior windows. In such instances, Tenant shall not be required to obtain the Landlord's prior written consent before installing such signs. On the expiration or sooner termination of this Lease, Tenant shall remove any items which were permitted to be installed according to the terms of this paragraph.

     4.5. LANDLORD'S MAINTENANCE DUTY. Landlord shall participate with the owners association as required by all the CC&R's and amendments in keeping in good order, condition and repair, including replacement if required, the roof, the foundations, bearing and exterior walls (excluding the interior of all walls, and any exterior or interior of any windows, doors, plateglass, display windows, and interior ceiling of The Property), subflooring, unexposed electrical, plumbing and sewage systems, including, without limitation, those portions of the system lying outside The Property, except for (a) any damage thereto caused by any act, negligence or omission of Tenant or its agents, contractors, servants, or employees, (b) reasonable wear and tear and (c) for any structural alterations or improvements required by a governmental agency by reason of Tenant's use and occupancy of The Property. Tenant shall reimburse Landlord for the costs which Landlord incurs in performing its obligations as aforesaid, with respect to the


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building of which The Property are a part, and which is identified as 1600 E.
Florida Avenue, Hemet, California. Said costs and expenses shall be paid to Landlord within ten (10) days of receipt of an invoice for the costs of same from Landlord.

     Landlord, where permitted by law and the CC&R's and amendments, shall have fifteen (15) days after written notice from Tenant to commence performance of Landlord's obligation under this paragraph, except that Landlord, where permitted by law and the CC&R's and amendments, shall perform its obligations immediately, if the nature of the problem presents a hazard or emergency. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense. Tenant expressly agrees that the use of roof area shall be limited to ingress for maintenance purposes only, and that said roof areas shall not be used for storage, inventory and other similar uses.

     4.6.   TENANT'S MAINTENANCE DUTY.
            (1) Except as provided in paragraph 4.5, Tenant shall, during the term of this Lease, keep the demised premises in good order, condition and repair, including the improvements constructed by Tenant therein, and including the interior surface of exterior walls, ceiling, all windows, doors, door frames and door closures, plateglass, storefronts, and showcases, all heating and electrical equipment, air conditioning equipment and plumbing systems, if any, installed therein, and shall as necessary, or when required by governmental authority, make modifications or replacements thereof. Furthermore, Tenant shall keep in good order, condition and repair, including replacement as


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required, the remote drive-through teller building and all its related areas.

            Upon Tenant's request, Landlord shall assign to Tenant all warranties applicable to the equipment, machinery and portions of The Property which Tenant is obligated to maintain or replace pursuant to this paragraph 4.6.

            (2) If Tenant refuses or neglects to make repairs and/or maintain the demised premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right but shall not be obligated to make such repairs or perform such maintenance on behalf of and for the account of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant's business by reason thereof. In such event, such work shall be paid for by Tenant as additional rent promptly upon demand.

            (3) Tenant shall contract with a service company for the maintenance of the heating and air conditioning equipment.

     4.7. ENTRY BY LANDLORD. Landlord, and Landlord's agents and representatives, shall have the right to enter and inspect The Property at any reasonable time, for the purpose of ascertaining the condition of The Property, of exercising any right or performing any obligation of Landlord under this Lease, or of exhibiting The Property to prospective tenants, purchasers, mortgagees, or insurers of Landlord's interest in The Property. In case of emergency, Landlord shall have the right to enter The Property at any time; and, if Tenant is not present to permit such entry, Landlord may forcibly enter The Property and any such


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entry shall not in any circumstances be construed or deemed to be a forcible or unlawful entry onto or a detainer of The Property or any portion of The Property. No entry by Landlord, permitted under this paragraph, shall be deemed a re-entry nor shall Tenant be entitled to compensation or abatement of rent for any inconvenience, nuisance, or discomfort occasioned by such entry.

                                      ARTICLE V

                                   USE OF PROPERTY

     5.1. PERMITTED USE. Tenant agrees to use The Property for the sole purpose of operating a full-service bank branch and offering related financial services, during normal and customary business hours within the financial community of Hemet during the term of this Lease. Tenant may not use The Property for any other purpose than the primary purpose, or uses normally incident to the primary purpose, without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall, at Tenant's own cost and expense, obtain any and all licenses and permits necessary for such use of The Property.

     5.2. PROHIBITED USE. Tenant agrees not to do or permit to be done on or about The Property, nor to bring or keep or permit to be brought or kept on or about The Property, anything which is prohibited by or will in any way conflict with any law, statute, or government regulation now or hereafter in effect, which is prohibited by the standard form of fire insurance, or which will in any way increase the existing rate of, cause the cancellation of, or otherwise affect fire or any other insurance on The Property or any of its contents. Tenant agrees not to use or



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allow The Property to be used for residential purposes or for any improper, immoral, unlawful, or objectionable purpose. Tenant agrees not to cause, maintain, or permit any nuisance on or about The Property and further agrees not to commit or suffer to be committed any waste on The Property.

     5.3. COMPLIANCE WITH GOVERNMENT REGULATIONS. Tenant agrees to comply with all statutes, ordinances, regulations, and requirements, whether now in force or enacted during the term of this Lease, of all government entities having jurisdiction over Tenant's use and occupancy of The Property. Landlord may terminate this Lease immediately if Tenant is found to be in violation of any statute, ordinance, regulation, or requirement of any government entity and does not cure such violation within ninety (90) days of such violation. The judgment of any court, or the Tenant's admission of violation in any proceeding brought by a government entity, shall be conclusive proof between Landlord and Tenant of Tenant's violation. Such termination shall not relieve Tenant from any and all obligations under this Lease.

                                      ARTICLE VI

                               INDEMNITY AND INSURANCE

     6.1. INDEMNITY.   Landlord shall not be liable to Tenant for any loss or
damage to person or property caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other causes beyond Landlord's reasonable control. Tenant shall indemnify Landlord and hold Landlord harmless of and from any and all loss, cost, damage, injury, or expense arising

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out of or related to claims of injury to or death of persons or to claims of damage to property occurring or resulting directly or indirectly from Tenant's use or occupancy of The Property or from Tenant's activities on or about The Property, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims; provided, that such indemnity shall not extend to any such loss arising from Landlord's negligence. In addition, Tenant shall hold and save Landlord harmless and indemnify Landlord of and from any and all loss, cost, damage, injury, or expense arising out of or in any way related to claims for work or labor performed or to claims for materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant on The Property.

     6.2. LIABILITY INSURANCE. Tenant agrees to secure and maintain a broad form comprehensive coverage policy of public liability and property damage insurance, with a limit of not less than $3,000,000 combined single limit bodily injury and property damage coverage, issued by an insurance company acceptable to Landlord, insuring against loss or liability resulting from Tenant's use or occupancy of The Property or from Tenant's activities on or about The Property. Tenant agrees to name Landlord as an additional insured under the policy for the purpose of assuring Tenant's performance of the indemnity provisions set forth in paragraph 6.1 of this Lease, but Tenant's duty to indemnify Landlord is not limited to the amount of insurance procured pursuant to the terms of this paragraph 6.2.


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     6.3.   ALL RISK INSURANCE. Tenant agrees to secure and maintain an all risk replacement cost insurance policy with agreed amount endorsement, issued by an insurance company acceptable to Landlord, covering any improvements, and Tenant's trade fixtures, equipment, and personal property of every description located on The Property, in an amount equal to the full replacement value thereof.

     6.4. WAIVER OF SUBROGATION. The parties agree to release each other, and their respective authorized representatives, from any claims for damage to any person, The Property or any improvements on The Property, or Tenant's trade fixtures, equipment, or personal property located on The Property, caused by or resulting from risks insured against under any insurance policies carried by the parties pursuant to this Lease that are in force at the time of any such damage to the extent of the available insurance proceeds. Each party shall cause each insurance policy carried pursuant to this Lease by that party to be written to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by the policy.

     6.5. EVIDENCE OF INSURANCE. Tenant agrees to deliver to Landlord a certificate of insurance, evidencing all insurance required to be maintained by Tenant under this Lease, prior to Tenant's occupancy of The Property. Notwithstanding any other provision of this Lease to the contrary, Landlord shall have no obligation to deliver possession of The Property to Tenant until Landlord has received the certificate of insurance. Upon request

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of Tenant, Landlord shall provide to tenant a certificate of insurance evidencing all insurance required to be maintained by the Landlord under this Lease.

                                     ARTICLE VII

                             DESTRUCTION OR CONDEMNATION

     7.1.   LANDLORD'S OBLIGATION TO RESTORE THE PROPERTY.
Subject to the provisions of paragraphs 7.2, 7.3, and 7.4 of this Article, in case of damage to The Property by fire or other casualty against which Landlord is insured pursuant to paragraph 6.3 of this Lease or through the owners association, Tenant shall give immediate notice in writing of the damage to Landlord, who shall, on receipt of the notice, rebuild and restore The Property to its former condition or cause the owners association to do so, with reasonable speed, at Landlord's expense, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond Landlord's reasonable control. To the extent that any part of The Property is rendered untenantable as a result of the damage, the rent shall abate proportionately from the date of the damage until the restoration of The Property is completed. Untenantable as used in this section shall be interpreted to mean that Tenant cannot use that portion of The Property in Tenant's normal business operation or is precluded from using it by operation of law.

     7.2. LANDLORD'S OPTION TO TERMINATE THE LEASE. If The Property is damaged or destroyed by any cause whatsoever, and if, in Landlord's reasonable opinion, The Property cannot be rebuilt or made fit for Tenant's purposes within 180 days after the



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damage or destruction, instead of rebuilding and restoring The Property Landlord may terminate this Lease by giving notice of termination to Tenant within 30 days after such damage or destruction. On giving such notice, the rent shall be apportioned and paid to the date of the damage, and Tenant shall immediately deliver up possession of The Property to Landlord.

     7.3. DAMAGE DURING LAST YEAR OF TERM. If The Property is substantially destroyed by fire or other causes at any time during the last year of the term of this Lease, either Landlord or Tenant may terminate this Lease on written notice to the other party given within 60 days of the date of such destruction. Termination shall be effective within 30 days after the notice is given, the rent shall abate proportionately from the date of the destruction until the date of termination, and Tenant shall deliver up possession of The Property to Landlord on the date of termination.

     7.4. NO CLAIMS. Any insurance proceeds received by Landlord because of damage to or destruction of all or a portion of The Property shall be the Landlord's sole property, and Tenant agrees to make no claim against the proceeds. No damages, compensation, or claim in excess of any insurance proceeds shall be payable by Landlord to Tenant for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of The Property pursuant to paragraph 7.1 of this Lease. Landlord shall use best efforts to effect such repairs or restoration promptly and in such manner as not to interfere unreasonably with Tenant's occupancy.


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     7.5.   TOTAL TAKING. In the event that the whole or substantially the whole of The Property is lawfully condemned or taken in any manner for public or quasi-public use, this Lease, and the term and estate granted by this Lease, shall cease forthwith and terminate as of the date of taking of possession of The Property for such public or quasi-public use.

     7.6. PARTIAL TAKING. If more than 50 percent of The Property is condemned or taken, either party may elect at any time within 30 days of the date of the condemnation or taking to cancel this Lease on written notice to the other, and this Lease shall terminate on the date specified in the notice, which date shall be no earlier than the date of the condemnation or taking. If this Lease continues in force as to any part of The Property following any such condemnation or taking, the rent shall be diminished by an amount representing the part of the rent that is properly applicable to the portion of The Property which is condemned or taken. If less than fifty percent (50%) of The Property is condemned or taken and if the condemnation or taking renders the remaining portion of The Property unsuitable for Tenant's continued use of The Property, either party may, on 30 days written notice to the other, terminate this Lease as of the date of the condemnation or taking.

     7.7. TERMINATION OF THE LEASE ON TAKING. In the event of the termination of this Lease pursuant to the provisions of paragraph 7.5 or 7.6, this Lease, and the term and estate granted by this Lease, shall expire as of the date of such termination in the same manner and with the same effect as if that were the date


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set for the normal expiration of the term of this Lease, and the rent shall be apportioned as of that date.

     7.8. CONDEMNATION AWARD. Except as otherwise provided in paragraph 7.9 of this Lease, Landlord shall be entitled to receive the entire award in any condemnation proceeding without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Tenant expressly assigns to Landlord any and all of Tenant's right, title, and interest in or to such award or any part of such award. Notwithstanding the foregoing, Tenant shall be entitled to appear, claim, prove, and receive in the condemnation proceeding such award as may be made that represents the loss or damage to Tenant's trade fixtures and removable personal property located on The Property, removal or relocation costs, and the unamortized balance of any improvements or alterations installed on The Property at Tenant's expense.

     7.9. TEMPORARY TAKING. If the temporary use or occupancy of all or any part of The Property is condemned or taken for any public or quasi-public use during the term of this Lease, this Lease shall remain unaffected by such condemnation or taking, and Tenant shall continue to pay in full all sums payable by Tenant under this Lease. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove, and receive in the condemnation proceeding such award as may be made that represents compensation for the use and occupancy of The Property during the term of this Lease and Landlord shall be entitled to appear, claim, prove, and receive such award as may


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be made that represents compensation for the use and occupancy of The Property after the end of the term of this Lease.

     7.10. RESTORATION OF THE PROPERTY. In the event of any condemnation or taking of less than the whole of The Property, and this Lease shall continue in effect, in whole or in part, or in the event of a condemnation or taking for a temporary use or occupancy of all or any part of The Property, Landlord, to the extent that the condemnation award shall be sufficient for the purpose, shall restore the remaining part of The Property to substantially its former condition to the extent that this is feasible.

                                     ARTICLE VIII

                              ASSIGNMENT AND SUBLEASING

     8.1. LIMITATION ON ASSIGNMENT OR SUBLEASING. Tenant may not assign, encumber, or otherwise transfer all or any part of Tenant's interest in The Property, sublease all or any part of The Property, or allow any person except Tenant's authorized agents or employees, to occupy or otherwise use all or any part of The Property, without Landlord's prior written consent. The occupancy of The Property by any successor firm of the Tenant, or any firm into which the Tenant may become merged, and any entity controlling, under common control with, or controlled by, Tenant shall not be deemed an assignment of this Lease. Any assignment, transfer, encumbrance, or sublease without Landlord's prior written consent is voidable by Landlord. This Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all rights and remedies under this Lease, including the right to recover the rent as it becomes due.

     8.2. CONSENT NOT TO BE UNREASONABLY WITHHELD. Landlord's consent to any assignment, transfer, encumbrance, or sublease may not be unreasonably withheld, provided that any transferee (assignee or sublessee, as appropriate) shall execute Landlord's form of lease, assuming all terms, covenants, and conditions of this Lease. A consent given to a particular assignment, transfer encumbrance, or sublease shall not constitute a consent to any subsequent assignment, transfer, encumbrance, or sublease, or a waiver of the provisions of this Article.

     8.3. ASSIGNMENT OF RENTS ON SUBLEASING. If Landlord's consent to a sublease is obtained as provided above, Tenant shall immediately and irrevocably assign to Landlord all rent from the sublease. However, so long as Tenant is not in default with regard to the payment of rent under this Lease, Tenant may collect the rents from any subtenants. If at any time after the assignment is made, Tenant defaults in the payment of rent, Landlord may collect the rent due from any subtenants and apply it toward Tenant's obligations under this Lease. However, Landlord's acceptance of rent from any transferee of Tenant shall not constitute a consent to the transfer or a waiver of Tenant's breach of the covenants contained in this Article.

     8.4. TRANSFER OF RIGHTS NOT DEEMED AN ASSIGNMENT. If Tenant, or any permitted assignee or subtenant of Tenant, is a corporation, and if at any time during the term of this Lease any part or all of the corporate shares or voting rights of shareholders shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law, or other disposition, or treasury shares be issued so as to result in a change in the control of the corporation by reason of ownership of greater than 50 percent of the voting shares of the corporation or otherwise, then such transfer or issue shall not be deemed an assignment for the purposes of this Article. Tenant shall, however, notify Landlord in writing of any such changes and, on Landlord's request, shall make available to Landlord for inspection appropriate books and records of Tenant which, alone or with other data, provide Landlord with adequate information concerning the change of control.

     8.5. EFFECT OF TERMINATION OF LEASE ON SUBTENANTS. In the event of a termination of this Lease, at Landlord's option, each subtenant of space on The Property shall attorn to Landlord and shall be deemed to have agreed to the provisions of this paragraph.

                                      ARTICLE IX

                                 TERMINATION OF LEASE

     9.1. TERMINATION ON TENANT'S DEFAULT. In the event that (i) Tenant defaults in the payment of rent and such default continues for a period of 10 consecutive days, or (ii) Tenant vacates or abandons The Property for a continuous period in excess of 10 days, or (iii) Tenant defaults in the performance of any obligation required to be performed by Tenant under this Lease (other than abandonment or the payment of rent) and fails for a period of 20 days after written notice from Landlord specifying such default to cure the default (unless the default cannot be cured within this 20-day period, in which case Tenant shall commence to cure the default within the 20-day period and shall cure the default with all reasonable dispatch), or (iv) Tenant is adjudicated bankrupt, or a petition by or against Tenant for reorganization or adjustment of Tenant's obligations under the Bankruptcy Act or any other existing or future insolvency or bankruptcy statute is approved, or Tenant makes a general assignment of Tenant's property for the benefit of creditors, or a receiver or trustee is appointed to take control of Tenant's business or assets, then, and in each such case, Landlord may, at Landlord's option, terminate Tenant's right to possession and thereby terminate this Lease, or without terminating this Lease, Landlord may re-enter The Property and for the account of Tenant re-let The Property, or any portion or portions of The Property, for all or any part of the unexpired term of this Lease on such terms and conditions as Landlord may elect.

     9.2. DAMAGES RECOVERABLE ON TERMINATION. In the event of a termination of this Lease by Landlord pursuant to paragraph 9.1, Landlord shall be entitled to recover from Tenant (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or, which in the ordinary course of things, would be likely to result from Tenant's failure to perform. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver by Landlord of Landlord's right to recover damages under this Lease.

     9.3. "WORTH AT THE TIME OF AWARD". The "worth at the time of award" of the amounts referred to in subsections (i) and (ii) of paragraph 9.2 shall be computed with interest at the lesser rate of 18 percent per year or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in subsection (iii) of paragraph 9.2 shall be computed by reference to competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

     9.4. LANDLORD'S RIGHT TO RE-LET THE PROPERTY ON TENANT'S DEFAULT. In the event that Landlord re-lets The Property, without terminating this Lease, pursuant to paragraph 9.1, Landlord shall be entitled to recover monthly from Tenant the difference between the monthly installments of Basic Rent and such other amounts as may be payable by Tenant to Landlord pursuant to the provisions of this Lease over the total monthly rental received by Landlord on such re-letting, after first deducting therefrom all expenses reasonably incurred by Landlord in such re-letting and in repairing, renovating, remodeling, and altering The Property for the purpose of such re-letting. Landlord shall not be deemed to have elected to terminate this Lease, the liability of Tenant to pay rent, or the liability of Tenant for damages under any of the provisions of this Lease by any such re-letting or by any action in unlawful detainer or otherwise to obtain possession of The Property, unless Landlord shall have notified tenant in writing that Landlord has so elected to terminate this Lease.

     For purposes of this Article, the following shall not constitute termination of Tenant's right to possession: (1) acts of maintenance or preservation or efforts to re-let The Property; or, (2) the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease. Nothing contained in this Article shall be construed as obligating Landlord to re-let the whole or any part of The Property. In the event of any re-letting of The Property, Landlord shall have the right, but not the obligation, to remove from The Property all or any part of the personal property located on The Property and may place such personal property in storage at a public warehouse selected by Landlord, at the expense and risk of the owner or owners of such personal property.

     9.5. ADDITIONAL REMEDIES. The remedies provided to Landlord by this Article shall be cumulative and shall be in addition and supplemental to all other rights or remedies which Landlord may lawfully pursue in the event of any breach or threatened breach by Tenant of any of the provisions of this Lease.

                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

     10.1. NOTICES AND RENT PAYMENTS. Except as otherwise expressly required by law, all rent payments are deemed tendered, and all notices required to be given by this Lease are deemed duly served, either when personally delivered to the party to whom it is addressed, or when mailed by registered or certified mail addressed as follows:

     Landlord:   TDE, INCORPORATED
                 5602 East Second Street
                 Long Beach, California 90803

     Tenant:     THE BANK OF HEMET
                 1600 E. Florida Avenue, Suite 211
                 Hemet, California  92344

Landlord and Tenant may change their respective addresses by giving written notice to the other in the manner specified in this paragraph. Any notice mailed, as provided in this paragraph, shall be effective at the expiration of 72 hours after deposit of the notice, with postage prepaid, in the United States mail at any place within the State of California.

     10.2. INTERPRETATION. This Lease is to be construed and interpreted in accordance with the laws of the State of California. If any provision of this Lease is held either invalid, void, or unenforceable by a court of competent jurisdiction, the remaining provisions of this Lease remain in full force and effect. This instrument constitutes the entire agreement between Landlord and Tenant, and correctly sets forth the obligations and rights of Landlord and Tenant with respect to each other and The Property as of the date of signing this Lease. Any agreements or representations not expressly set forth in this Lease are null and void. This Lease has been drafted on the basis of the parties' mutual contributions of language and it is not to be construed against any party as being the drafter (or causing the drafting) of this Lease.

     10.3. HEADINGS. The headings of the articles and paragraphs of this Lease are inserted for convenience only and do not constitute part of this Lease and may not be used in its construction.

     10.4. ATTORNEYS' FEES. If either Landlord or Tenant commences any legal action or proceeding against the other party to enforce the provisions of this Lease, the prevailing party is entitled to recover reasonable attorneys' fees and costs of suit, including attorneys' fees and costs on appeal.

     10.5. COUNTERPARTS. For the convenience of the parties, this Lease may be executed in one or more counterparts, which must each be considered an original. All of the counterparts constitute one and the same instrument.

     10.6. QUIET ENJOYMENT. So long as Tenant is not in default under any of the covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of The Property shall not be disturbed or interfered with by Landlord or by any person claiming by, through, or under Landlord.

     10.7. HOLDING OVER. In the event Tenant shall hold The Property after the expiration of the term of this Lease with the express or implied consent of Landlord, such holding over shall be deemed to have created a tenancy from month to month, terminable on 30 days notice by either party to the other, at a monthly Rent equal to the monthly rent then in effect.

     10.8. TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all of Landlord's rights and obligations under this Lease and in The Property, and in such event and on assumption by Landlord's transferee of Landlord's obligations under this Lease, no further liability or obligations shall accrue against Landlord under this Lease, and Landlord shall be entirely relieved of all agreements and conditions of this Lease to be performed by Landlord. Tenant agrees to attorn to any such transferee or assignee.

     10.9. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 20 days after Landlord's request, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), the date to which rent and other charges have been paid, the unexpired term of this Lease, whether there are any defaults or rent abatements or offsets claimed by Tenant, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or Landlord's mortgagee, assignee, or transferee, it being intended that any such statement delivered pursuant to this paragraph may be relied on by any prospective purchaser of all or any part of Landlord's interest in The Property or by any mortgagee or assignee of any mortgage on all or any part of Landlord's interest in The

Property and their respective successors and assigns.

     10.10. MODIFICATION. This Lease may not be altered, changed, or amended except by an instrument in writing signed by Landlord and Tenant.

     10.11. TIME IS OF THE ESSENCE. Time is of the essence of this Lease, and all provisions of this Lease relating thereto shall be strictly construed.

     10.12. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by Landlord and Tenant, nor by any third party, as creating the relationship of principal and agent, of partnership, or of joint venture by Landlord and Tenant, it being understood and agreed that no provision contained in this Lease, nor any acts of Landlord and Tenant, shall be deemed to create any relationship other than the relationship of landlord and tenant.

     10.13. COVENANTS AND CONDITIONS. All of the obligations of Landlord and Tenant under this Lease shall be deemed and construed to be conditions as well as covenants, as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

     10.14. SALE OF PROPERTY. Notwithstanding any of the provisions of this Lease, Landlord may:
            (1) assign in whole or in part Landlord's interest in this Lease; and
            (2) sell all or any part of The Building or the leased premises.

     10.15. BINDING ON SUCCESSORS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant's successors and assigns, and Tenant, and each of its partners, their heirs, personal representatives, successors and assigns, subject to the provisions of this Lease.

     10.16. AUTHORITY OF TENANT CORPORATION. A certified copy of the resolution of the board of directors of Tenant which authorizes the signatories to this Lease on Tenant's behalf to enter into and execute this Lease and to take all further actions necessary to implement the provisions of this Lease is contained in Exhibit B which is attached to and made a part of this Lease by this reference.

     10.17. USE OF TENANT'S NAME. So long as Tenant remains as tenant in The Bank of Hemet Professional Building, the Landlord covenants and agrees, if Landlord hereafter acquires fee ownership of The Building or ownership interest of a majority of the condominium units in The Building, The Building shall be known as The Bank of Hemet Professional Building and so designated in all advertising for The Building. In any event, Landlord further covenants and agrees that it shall use its best efforts to preserve use of the name The Bank of Hemet Professional Building for The Building so long as Tenant remains a tenant in said building.

     In addition, so long as Tenant remains a tenant in The Bank of Hemet Professional Building, the Landlord may, upon written consent of the Tenant, incorporate in its signs Tenant's logo, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

     Landlord shall submit to Tenant for review and approval, before fabrication, a detailed drawing covering the location, size, layout, design and color, including all lettering and graphics, of any proposed sign which incorporates the words, "The Bank of Hemet," or The Bank of Hemet logo. Tenant's approval shall not be unreasonably withheld.

     In the event Tenant is acquired by, merges or consolidates with another business entity and, as a result, changes its name but remains a tenant under its new name, then Landlord covenants and agrees, if Landlord hereafter acquires fee ownership of The Building, that the name of The Building shall be changed to Tenant's new name for so long as Tenant remains a tenant in The Building. Tenant shall pay all costs of modifying signage and other identifying features of The Building to reflect The Building's new name.

     This covenant shall survive assignment of this Lease by Landlord or Tenant and shall be binding upon the successors and assigns of Landlord.

     10.18. PARKING AND TRAFFIC CIRCULATION. In addition to the parking rights conferred on Tenant pursuant to the common area provisions of the lease, the Tenant shall be entitled to the exclusive use of the parking spaces subject to approval of owners association and entrance and exit traffic lanes to the drive-through remote tellers, all of which are highlighted in charcoal grey on Exhibit A, attached.

     The traffic circulation in the parking areas, as it exists as of the date of execution of this Lease, is an integral part of the efficient functioning of customer access to Tenant and use of the drive-through remote teller islands. In the event Landlord hereafter acquires fee ownership of The Building or ownership interest of a majority of the condominium units in The Building, Landlord shall not rearrange or redesignate the existing traffic circulation, as of the date of this Lease, without the prior written consent of Tenant, which shall not be unreasonably withheld. In any event, Landlord further covenants and agrees that it shall use its best efforts to preserve the existing traffic circulation, as of the date of this Lease, without the prior written consent of Tenant, which shall not be unreasonably withheld.

     10.19. TENANT TO ABIDE BY RULES. Tenant agrees to observe, abide by and conform to the rules and regulations pertaining to the use and occupancy of The Property and The Building, and acknowledges receipt of a copy of the rules and regulations and amendments thereto.

     Tenant understands that the property is part of a project which is subject to the provisions of a Declaration, Articles of Incorporation, and Bylaws ("project documents"). In addition, the project is subject to the rules and regulations as adopted by the board of directors of the owners association. In the event of any conflict between project documents and this Lease, the project documents shall control. Tenant hereby acknowledges receipt of a copy of each of said documents, represents that is has read the same and agrees to abide by all of the terms, provisions and conditions of said documents, and further agrees to abide by any and all rules and regulations not now in effect but hereafter adopted by the board of directors of the owners association or by the association itself. Breach of this covenant by Tenant shall be grounds for termination of the Lease.

     Executed on March 15, 1988, at Hemet, California.

LANDLORD:                               TDE, INCORPORATED.
                                        A California Corporation


                                        By:  /s/ Norene E. Scott
                                           -------------------------------------
                                             NORENE E. SCOTT, President


TENANT:                                 THE BANK OF HEMET

                                        By:  /s/ James B. Jaqua
                                           -------------------------------------
                                             JAMES B. JAQUA, President

                                   Exhibit A

                                 [FLOOR PLAN]

                                 [FLOOR PLAN]


                      BANK OF HEMET PROFESSIONAL BUILDING
                      -----------------------------------

                               BASEMENT PARKING
                               SPACE ALLOCATION
                                 ASSIGNMENTS

                                ADDENDUM TO LEASE

Pursuant to that Lease dated March 15, 1988 between THE BANK OF HEMET, a California Corporation as tenant ("Tenant in said Lease), and TDE INCORPORATED, a California Corporation, as Landlord ("Landlord" in said Lease), both parties here agree to modifications to the Lease as follows:

ARTICLE III

Section 3.4 MANNER OF PAYMENT

     Paragraph one, line five, strike out the word "Penalty" and substitute "Charge".

Section 3.6 REAL PROPERTY TAXES

     In the last sentence of the first paragraph, strike out "transfer taxes of Landlord" and substitute "any taxes imposed on income from the sale of the property by Landlord".

ARTICLE IV

Section 4.4 SIGNS

     Paragraph one, line ten, to the sentence ending "before installing such signs," add ", Provided tenant obtains prior approval from the Condominium Association".

Section 4.6.(1) TENANT'S MAINTENANCE DUTY

     Second paragraph, second line, strike "all warranties applicable to" and substitute "any warranties, held by Landlord applicable to".

Article 4.6.(3) TENANT'S MAINTENANCE DUTY

     Delete existing sentence and substitute the following sentence: Tenant shall contract for and pay the costs of maintenance of all heating and air conditioning equipment not maintained by the owners association.

ARTICLE V

Section 5.1 PERMITTED USE

     In the first sentence after the word "bank" add "or savings and loan".

     Strike the second sentence and substitute the following sentence: Tenant may not use the Property for any other purpose than the sole purpose set forth above, or uses incident thereto, without the prior written consent of Landlord, which shall not be unreasonably withheld.

ARTICLE VIII

Section 8.1 LIMITATION ON ASSIGNMENT OR SUBLETTING

     In the third sentence strike "is voidable by Landlord" and substitute "shall be void".

Section 8.2 CONSENT NOT TO BE UNREASONABLY WITHHELD

     At the point in the first sentence after the word "appropriate" add "provided that any transferee shall operate a full service Bank branch or savings and loan branch office offering related financial services and".

     At the end of Paragraph one add the sentence "Landlord's consent to any assignment, transfer, encumbrance, or sublease, however, shall not release Tenant from its obligation under this Lease".

ARTICLE X

Section 10.19 TENANT TO ABIDE BY RULES

     Paragraph two, last sentence reads "Breach of this covenant by Tenant shall be grounds for termination of the Lease" which shall be modified as follows; "Breach of this covenant by Tenant shall be considered an event of default pursuant to Article IX, Section 9.1 of this Lease".

Section 10.20 NON WAIVER (to be added to ARTICLE X)

     No covenant, term or condition, or breach thereof, shall be deemed waived except if expressly waived in a written instrument executed by Landlord, and any such waiver of such breach shall not be deemed to be a waiver of any preceding or succeeding breach. Acceptance of all or any portion of rent at any time shall not be deemed to be a waiver of any covenant, term or condition, except as to the rent payment accepted.

Executed on March 17, 1988

Tenant:                                 THE BANK OF HEMET

                                        By:  /s/ James B. Jaqua
                                             -----------------------------------
                                             James B. Jaqua, President

Landlord:                               TDE, INCORPORATED
                                        a California Corporation

                                        By:  /s/ Norene E. Scott
                                             -----------------------------------
                                             NORENE E. SCOTT, PRESIDENT